                             BELL, BOYD & LLOYD LLC
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                             Chicago, Illinois 60602

                                  312 372-1121
                                Fax: 312 372-2098

                                 April 29, 2004


     As counsel for State Farm Variable Product Trust (the "Registrant"), we consent to the incorporation by reference of our opinion filed with the Registrant's registration statement on Form N-1A on April 30, 2001 (Securities Act file no. 333-22467).

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                  /s/ Bell, Boyd & Lloyd LLC
                                                  --------------------------
                                                  Bell, Boyd & Lloyd LLC